Exhibit 99.1

Enovis Announces Planned CEO Succession Process

WILMINGTON, DE, February 26, 2025 (GLOBE NEWSWIRE)—Enovis™ Corporation (“Enovis” or the “Company”) (NYSE: ENOV), a leader in medical technology innovation, announced today that Matt Trerotola has informed the Board of Directors (the “Board”) of his intention to retire from his position as Chief Executive Officer (CEO) of Enovis, effective upon his successor being appointed by the Board and assuming the position as CEO. As part of the Company’s succession planning process, the Board is actively working with an executive search firm to identify a growth-oriented MedTech leader who shares our passion for continuous improvement and patient outcomes, to serve as the Company’s next CEO.

Upon the appointment of his successor, to facilitate a smooth leadership transition, Enovis and Mr. Trerotola will enter into a retirement and transition agreement, pursuant to which Mr. Trerotola has agreed to continue to serve as an employee and an Executive Advisor to the Company and his successor for a period of one year from the date of such appointment.

“Working with the exceptionally talented team at Enovis has been a great honor,” said Matt Trerotola. “I am deeply proud of all that we have accomplished over my tenure. Today, Enovis is a global company that is well positioned for continued growth thanks to our high-quality portfolio, focus on continuous improvement and exceptional team. Given the Company’s strong position, now is the right time to plan the transition to our next leader. I am excited to work closely with the Board to support a smooth handover and look forward to watching the business continue its industry leadership and above-market growth.”

“The Board is incredibly thankful for Matt’s years of stewardship at Enovis and Colfax,” said Sharon Wienbar, Lead Independent Director at Enovis. “Matt has been instrumental in driving Enovis’ transformation into a leading global MedTech innovator. Matt has played a pivotal role in shaping the Company’s evolution, driving innovation and fostering a strong culture of excellence. The Board remains committed to our strategy of growth through innovative, industry-leading solutionsthat improve patient outcomes. We also look forward to appointing a CEO who will continue to drive efficiency with our EGX business system and culture.”

Mr. Trerotola will address the leadership transition during Enovis’ fourth quarter and full-year 2024 financial results conference call, which is scheduled for later today at 8:30 a.m. ET. A live webcast will be available on the Investors section of the Company’s website.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of public health emergencies and global pandemics (including COVID-19); disruptions in the global economy caused by escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Kyle Rose

Vice President, Investor Relations

Enovis Corporation

investorrelations@enovis.com